EXHIBIT 21


                           Subsidiaries of Registrant
                                   NELX, Inc.



Subsidiaries of Registrant                               State of Incorporation
--------------------------                               ----------------------
1)  Jacobs & Company                                          West Virginia

2)  FS Investments, Inc                                       West Virginia

     a)  Triangle Surety Agency, Inc.                         West Virginia
         (a wholly-owned subsidiary of
         FS Investments, Inc.)

3)  Crystal Mountain Water, Inc.                              Arkansas












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